UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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KOSS CORPORATION

4129 NORTH PORT WASHINGTON AVENUE

Milwaukee, Wisconsin  53212

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on

OCTOBER 07, 2009

We hereby notify you that we will hold the annual meeting of stockholders of Koss Corporation at the Milwaukee River Hilton Hotel at 4700 North Port Washington Avenue, Milwaukee, Wisconsin, on Wednesday, October 07, 2009, at 9:00 a.m.  At the annual meeting, we will consider and act on the following proposals:

1.             The election of six (6) directors;

2.             The ratification of the appointment of Grant Thornton LLP, as the independent accountants of the Company for the fiscal year ending June 30, 2010; and

3.             Such other business as may properly be brought before the annual meeting.

Only stockholders of record at the close of business on August 12, 2009, will be entitled to notice of and to vote at the annual meeting.  Information regarding the matters to be considered and voted upon at the annual meeting is set forth in the Proxy Statement accompanying this notice.

You are cordially invited to attend our annual meeting in person, if possible.  In order to assist us in preparing for our annual meeting, we urge you to promptly sign and date the enclosed proxy and return it in the enclosed envelope, which requires no postage.  If you attend our annual meeting, you may vote your shares in person even if you previously submitted a proxy.

By Order of the Board of Directors

/s/ Sujata Sachdeva

Sujata Sachdeva, Secretary

Milwaukee, Wisconsin
September 4, 2009

KOSS CORPORATION

PROXY STATEMENT

2009 ANNUAL MEETING OF STOCKHOLDERS

OCTOBER 07, 2009

INTRODUCTION

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF KOSS CORPORATION (the “Company”) for use at the Company’s 2009 Annual Meeting of Stockholders (the “Meeting”) and any adjournment thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders.

Date, Time, and Location.  The Meeting will be held at the Milwaukee River Hilton Hotel, 4700 North Port Washington Avenue, Milwaukee, Wisconsin 53212, on Wednesday, October 07, 2009, at 9:00 a.m. local time.

Purposes of the Meeting.  The Company is soliciting the stockholders’ proxies.  At the Meeting, stockholders will consider and vote upon the following: (i) the election of six (6) directors for one-year terms; (ii) a proposal to ratify the appointment of Grant Thornton LLP (“Grant Thornton”), as the independent accountants for the fiscal year ending June 30, 2010; and (iii) such other business as may properly be brought before the Meeting.

Proxy Solicitation.  The cost of soliciting proxies will be borne by the Company.  Proxies will be solicited primarily by mail and may be made by directors, officers, and employees personally or by telephone.  The Company will reimburse brokerage firms, custodians, and nominees for their out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners.  Proxy Statements and proxies will be mailed to stockholders on approximately September 8, 2009.

Quorum and Voting Information.  Only stockholders of record of the Company’s $.005 par value common stock (the “Common Stock”) at the close of business on August 12, 2009 (the “Record Date”) are entitled to vote at the Meeting.  As of the Record Date, there were issued and outstanding 3,691,353 shares of Common Stock, each of which is entitled to one vote per share.  A quorum of stockholders is necessary to take action at the Meeting.  A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum of stockholders at the Meeting.  Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of elections appointed for the Meeting.  The inspector of elections will determine whether or not a quorum is present at the Meeting.  The inspector of elections will treat abstentions as shares of Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum.  If a broker indicates on the proxy that it does not have discretionary authority to vote certain shares of Common Stock on a particular matter (a “broker non-vote”), those shares will not be considered as present and entitled to vote with respect to that matter (although those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

The six nominees receiving the greatest number of votes cast in person or by proxy at the Meeting will be elected directors of the Company.  The vote required to ratify the appointment of Grant Thornton as independent accountants for the year ending June 30, 2010, and to approve any other matter to be presented to the Meeting, is the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting.  Abstentions and broker non-votes will have no effect on the election of directors and will have the same effect as votes “against” ratification of Grant Thornton as the Company’s accountants for the year ending June 30, 2010.

Proxies and Revocation of Proxies.  A proxy in the accompanying form that is properly executed, duly returned to the Company, and not revoked, will be voted in accordance with instructions contained therein.  In the event that any matter not described in this Proxy Statement properly comes before the Meeting, the accompanying form of proxy authorizes the persons appointed as proxies thereby (the “Proxyholders”) to vote on such matter in their sole discretion.  At the present time, the Company knows of no other matters that are to come before the Meeting.  See “PROPOSAL 3. TRANSACTION OF OTHER BUSINESS.”  If no instructions are given with respect to any particular matter to be acted upon, a proxy will be voted “FOR” the election of all nominees for director named in this Proxy Statement, and “FOR” the ratification of Grant Thornton as the Company’s independent accountants for the year ending June 30, 2010.  If matters other than those mentioned in this Proxy Statement properly come before the Meeting, a proxy will be voted in accordance with the best judgment of a majority of the Proxyholders named therein.

Each such proxy granted may be revoked at any time before it is voted by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

Annual Report.  The Company’s Annual Report to Stockholders, which includes the Company’s audited financial statements for the year ended June 30, 2009, although not a part of this Proxy Statement, is delivered herewith.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on October 7, 2009

The Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card

are available at www.koss.com.

PROPOSAL 1.  ELECTION OF DIRECTORS

The By-Laws of the Company provide that the number of directors on the Board of Directors of the Company (the “Board”) will be no fewer than five and no greater than twelve.  We had six directors during fiscal year 2009 and will also elect six directors for fiscal year 2010.  Each director elected will serve until the next Annual Meeting of Stockholders and until the director’s successor is duly elected, or until his prior death, resignation, or removal.  The six nominees that receive the most votes will be appointed to serve on our Board for the next year.

Information as to Nominees

The following identifies the nominees for the six director positions and provides information as to their business experience for the past five years.  Each nominee is presently a director of the Company:

John C. Koss, 79, has served continuously as Chairman of the Board of the Company or its predecessors since 1958.  Previously, he served as Chief Executive Officer from 1958 until 1991.  He is the father of Michael J. Koss (the Company’s Vice Chairman, President, Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer, and a nominee for director of the Company), and the father of John Koss, Jr. (the Company’s Vice President - Sales).

Thomas L. Doerr, 65, has been a director of the Company since 1987.  In 1972, Mr. Doerr co-founded Leeson Electric Corporation and served as its President and Chief Executive Officer until 1982.  The company manufactures industrial electric motors.  In 1983, Mr. Doerr incorporated Doerr Corporation as a holding company for the purpose of acquiring established companies involved in distributing products to industrial and commercial markets.  Currently, Mr. Doerr serves as President of Doerr Corporation.

Michael J. Koss, 55, has held various positions at the Company since 1976, and has been a director of the Company since 1985.  He was elected President, Chief Operating Officer, and Chief Financial Officer of the Company in 1987, Chief Executive Officer in 1991, and Vice-Chairman in 1998.  He is the son of John C. Koss (the Company’s Chairman of the Board) and the brother of John Koss, Jr. (the Company’s Vice President — Sales).  Michael J. Koss is also a director of STRATTEC Security Corporation.

Lawrence S. Mattson, 77, has been a director of the Company since 1978.  Mr. Mattson is the retired President of Oster Company, a division of Sunbeam Corporation, which manufactures and sells portable household appliances.

Theodore H. Nixon, 57, has been a director of the Company since 2006.   Since 1992, Mr. Nixon has been the Chief Executive Officer of D.D. Williamson, which is a manufacturer of caramel coloring used in the food and beverage industries.  Mr. Nixon joined D.D. Williamson in 1974 and was promoted to President and Chief Operating Officer in 1982.  Mr. Nixon is also a director of the non-profit Center for Quality of Management.

John J. Stollenwerk, 69, has been a director of the Company since 1986.  Mr. Stollenwerk is the Chairman of the Allen-Edmonds Shoe Corporation, an international manufacturer and retailer of high quality footwear.  He is also a director of Allen-Edmonds Shoe Corporation, Badger Meter, Inc., U.S. Bancorp, and Northwestern Mutual Life Insurance Company.

The Company expects that the “Koss Family” (John C. Koss, Michael J. Koss, and John Koss, Jr.), who beneficially own approximately 73.13% of the outstanding Common Stock, will vote “for” the election of all nominees named above to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT

STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL NOMINEES

NAMED ABOVE TO THE BOARD OF DIRECTORS.

Board Committees

The Board has appointed the following standing committees for auditing and accounting matters, executive compensation and board nominations.  Each member of these committees is “independent” as defined in Nasdaq Marketplace Rule 4200.

Audit Committee.  The Audit Committee, which is composed of Mr. Doerr, Mr. Mattson Mr. Nixon, and Mr. Stollenwerk, reviews and evaluates the effectiveness of the Company’s financial and accounting functions, including reviewing the scope and results of the audit work performed by the independent accountants and by the Company’s internal accounting staff.  The Audit Committee met three times during the fiscal year ended June 30, 2009.  The independent accountants were present at two of these meetings to discuss their audit scope and the results of their audit.  For more information about the Audit Committee meetings, see the “Audit Committee Report.”  The Audit Committee is governed by a written charter approved and adopted by the Board, which charter was attached as Appendix A to the proxy materials, dated August 31, 2007, for the annual meeting held on October 10, 2007 for the fiscal year ended June 30, 2007.

Audit Committee Financial Expert.  The Board has determined that Mr. Mattson is an “Audit Committee Financial Expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”).

Compensation Committee.  The Compensation Committee, which is composed of Mr. Doerr, Mr. Mattson, and Mr. Stollenwerk, has responsibility for reviewing and recommending adjustments for all employees whose annual salaries exceed $75,000 or who report directly to the Company’s Chief Executive Officer.  The Compensation Committee met once during the fiscal year ended June 30, 2009.  For more information about the Compensation Committee meetings, see the “Compensation Committee Report on Executive Compensation.”  The Company’s 1990 Flexible Incentive Plan (the “Plan”) is administered by the Compensation Committee.  Subject to the express provisions of the Plan, the Committee has complete authority to (i) determine when and to whom benefits are granted; (ii) determine the terms and provisions of benefits granted; (iii) interpret the Plan; (iv) prescribe, amend and rescind rules and regulations relating to the Plan; (v) accelerate, purchase, adjust or remove restrictions from benefits; and (vi) take any other action which it considers necessary or appropriate for the administration of the Plan.  The Compensation Committee currently does not have a written charter, but there are plans to develop one.

Nominating Committee and Director Nomination Process.  The Nominating Committee, which is composed of Mr. Doerr, Mr. Mattson, and Mr. Stollenwerk, has responsibility for overseeing the director nomination process and for identifying and evaluating potential candidates and recommending candidates to the Board for nomination.  Candidates will be evaluated by the Nominating Committee on the basis of outstanding achievement in their professional careers, broad experience, wisdom, personal and professional integrity, and their experience with and understanding of the business environment.  With respect to minimum qualifications of candidates, the Nominating Committee will consider candidates who have the experiences, skills, and characteristics necessary to gain a basic understanding of the principal operational and financial objectives and plans of the Company, the results of operations and financial condition of the Company, and the relative standing of the Company and its business segments in relation to its competitors.  The Nominating Committee will consider qualified director candidates recommended by stockholders if such recommendations for director are submitted in writing to the Secretary, c/o Koss Corporation, 4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212, and include the following information: (i) name and address of the stockholder making the recommendation; (ii) name and address of the candidate; and (iii) pertinent biographical information about the candidate.  Any recommendations must be submitted by the deadline by which a stockholder must give notice of a matter that he or she wishes to bring before the Company’s Annual Meeting as described in the Stockholder Proposals for the 2010 Annual Meeting section of this Proxy Statement.  The Nominating Committee does not currently have a charter.

Attendance at Board and Committee Meetings

During the fiscal year ended June 30, 2009, the Board held four meetings.  Every incumbent director attended 75% or more of the total of (i) all meetings of the Board, plus (ii) all meetings of the committees on which they served during their respective terms of office.

Attendance at Annual Meetings

All of the members of the Board, Mr. John C. Koss, Mr. Michael J. Koss, Mr. Doerr, Mr. Mattson, Mr. Stollenwerk and Mr. Nixon, attended last year’s annual meeting held on October 08, 2008.  The Company has no formal written policy regarding attendance at annual meetings of the Company, but strongly encourages all directors to make attendance at all annual meetings a priority.

Independence of the Board

Each of Mr. Doerr, Mr. Mattson, Mr. Nixon, and Mr. Stollenwerk, is “independent” as such term is defined in Nasdaq Marketplace Rule 4200.  These independent directors constitute a majority of the Board, as required under Nasdaq Marketplace Rule 4350(c).

Communications with the Board

Stockholders may communicate with the Board, individually or as a group, by sending written communications to: Koss Corporation, 4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212.  Stockholders may also communicate with members of the Board by telephone (414) 964-5000 or facsimile (414) 964-8615.  If any correspondence is addressed to the Board or to a member of the Board, that correspondence is forwarded directly to the Board or member of the Board.

Code of Ethics

The Board approved and adopted a Code of Ethics for the Company’s directors, officers, and employees, which is attached as Exhibit 14 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004.

Executive Officers

Information is provided below with respect to the executive officers of the Company.  Each executive officer is elected annually by the Board of Directors and serves for one year or until his or her successor is appointed.

Name	Age	Positions Held	Current Position Held Since
Michael J. Koss	55	President, Chief Operating Officer, Chief Financial Officer, Chief Executive Officer	1987 (Chief Executive Officer since 1991)
John Koss, Jr.	52	Vice President – Sales	1988
Sujata Sachdeva	45	Vice President – Finance, Secretary	1992
Declan Hanley	62	Vice President – International Sales	1994
Lenore E. Lillie	50	Vice President – Operation	1998
Cheryl Mike	57	Vice President – Human Resources and Customer Service	2001

Beneficial Ownership of Company Securities

Security Ownership by Nominees and Management.  The following table sets forth, as of August 1, 2009, the number of shares of Common Stock “beneficially owned” (as defined under applicable regulations of the SEC), and the percentage of such shares to the total number of shares outstanding, for all nominees, for each executive officer named in the Summary Compensation Table (see “Executive Compensation and Related Matters — Summary Compensation Table”), for all directors and executive officers as a group, and for each person and each group of persons who, to the knowledge of the Company as of June 30, 2009, were the beneficial owners of more than 5% of the outstanding shares of Common Stock.

Name and Business Address (1)	Number of Shares Beneficially Owned (2)	Percent of Outstanding Common Stock (3)
John C. Koss (4)	1,404,476	38.05%
Michael J. Koss (5)	999,976	27.09%
John Koss, Jr. (6)	295,142	8.00%
Thomas L. Doerr	0	*
Lawrence S. Mattson	0	*
Theodore H. Nixon	2,480	*
John J. Stollenwerk	13,551	*
Sujata Sachdeva (7)	35,785	*
Declan Hanley (8)	60,000	1.63%
Lenore E. Lillie (9)	58,984	1.60%
Cheryl Mike (10)	40,494	1.10%

All directors and executive officers as a group (11 persons) (11)	2,910,888	78.86%
Koss Family Voting Trust, John C. Koss, Trustee (12)	1,216,785	32.96%
Koss Employee Stock Ownership Trust (“KESOT”) (13)	339,258	9.19%
Royce and Associates, LLC (14)	370,723	10.04%

(*)	denotes beneficial ownership of less than 1%.

(1)	Unless otherwise noted, the business address of all persons named in the above table is c/o Koss Corporation, 4129 North Port Washington Avenue, Milwaukee, WI 53212.

(2)

Unless otherwise noted, amounts indicated reflect shares as to which the beneficial owner possesses sole voting and dispositive powers. Also included are shares subject to stock options if such options are exercisable within 60 days of August 1, 2009.

(3)

All percentages shown in the above table are based on 3,691,353 shares outstanding and entitled to vote on August 1, 2009, plus (for Michael J. Koss, John C. Koss, Jr., Ms. Sachdeva, Mr. Hanley, Ms. Lillie, Ms. Mike, and for all directors and executive officers as a group) the number of options exercisable within 60 days of August 1, 2009. The percentage calculation assumes, for each individual owning options and for directors and executive officers as a group, the exercise of that number of stock options that are exercisable within 60 days of August 1, 2009.

(4)

Includes the following shares which are deemed to be “beneficially owned” by John C. Koss: (i) 61,732 shares owned directly or by his spouse; (ii) 1,216,785 shares as a result of his position as trustee of the Koss Family Voting Trust; (iii) 124,300 shares as a result of his position as co-trustee of the John C. and Nancy Koss Revocable Trust; and (iv) 1,659 shares by reason of the allocation of those shares to his account under the Koss Employee Stock Ownership Trust (“KESOT”) and his ability to vote such shares pursuant to the terms of the KESOT — see “Executive Compensation and Related Matters — Other

Compensation Arrangements — Employee Stock Ownership Plan and Trust.”

(5)

Includes the following shares which are deemed to be “beneficially owned” by Michael J. Koss: (i) 538,380 shares owned directly or by reason of family relationships; (ii) 73,696 shares by reason of the allocation of those shares to his account under the KESOT and his ability to vote such shares; (iii) 111,034 shares as a result of his position as an officer of the Koss Foundation; (iv)85,000 shares with respect to which he holds options which are exercisable within 60 days of August 1, 2009; and (v) 339,258 shares which are held by the KESOT (see Note (9), below). The 73,696 shares allocated to Michael J. Koss’ KESOT account, over which he holds voting power, are included within the aforementioned 339,258 shares but are counted only once in his individual total.

(6)

Includes the following shares which are deemed to be “beneficially owned” by John Koss, Jr.: (i) 247,642 shares owned directly or by reason of family relationships; (ii) 47,500 shares with respect to which he holds options which are exercisable within 60 days of August 1, 2009; and (iii) 53,495 shares by reason of the allocation of those shares to his account under the KESOT and his ability to vote such shares.

(7)

Includes the following shares which are deemed to be “beneficially owned” by Sujata Sachdeva: (i) 27,000 shares with respect to which she holds options which are exercisable within 60 days of August 1, 2009; and (ii) 8,785 shares by reason of the allocation of those shares to her account under the KESOT and her ability to vote such shares.

(8)	Includes the following shares which are deemed to be “beneficially owned” by Declan Hanley: (i) 60,000 with respect to which she holds options which are exercisable within 60 days of August 1, 2009.

(9)

Includes the following shares which are deemed to be “beneficially owned” by Lenore E. Lillie: (i) 10,044 shares owned directly; (ii) 31,654 shares with respect to which she holds options which are exercisable within 60 days of August 1, 2009; and (iii) 17,286 shares by reason of the allocation of those shares to her account under the KESOT and her ability to vote such shares.

(10)

Includes the following shares which are deemed to be “beneficially owned” by Cheryl Mike: (i) 28,000 shares with respect to which she holds options which are exercisable within 60 days of August 1, 2009; and (ii) 12,494 shares by reason of the allocation of those shares to her account under the KESOT and her ability to vote such shares.

(11)

This group includes 11 people, all of whom are listed on the accompanying table. To avoid double-counting: (i) the 339,258 total shares held by the KESOT and deemed to be beneficially owned by Michael J. Koss as a result of his position as a KESOT Trustee (see Note (5), above) include shares allocated to the KESOT accounts of John C. Koss, Michael J. Koss, John Koss, Jr., Ms. Sachdeva, Ms. Lillie, and Ms. Mike, in the above table but are included only once in the total; and (ii) the 1,216,785 shares deemed to be beneficially owned by John C. Koss as a result of his position as trustee of the Koss Family Voting Trust (see Note (4), above) are included in his individual total share ownership and are included only once in the total.

(12)

The Koss Family Voting Trust was established by John C. Koss. The sole trustee is John C. Koss. The term of the Koss Family Voting Trust is indefinite. Under the Trust Agreement, John C. Koss, as trustee, holds full voting and dispositive power over the shares held by the Koss Family Voting Trust. All of the 1,216,785 shares held by the Koss Family Voting Trust are included in the number of shares shown as beneficially owned by John C. Koss (see Note (4), above).

(13)

The KESOT holds 339,258 shares. Authority to vote these shares is vested in KESOT participants to the extent shares have been allocated to individual KESOT accounts. All 339,258 of these KESOT shares are also included in the number of shares shown as beneficially owned by Michael J. Koss (see Note (5), above). Michael J. Koss and Cheryl Mike (the Company’s Vice President of Human Resources) serve as Trustees of the KESOT and, as such, they share dispositive power with respect to (and are therefore each deemed under applicable SEC rules to beneficially own) all 339,258 KESOT shares.

(14)

1414 Avenue of the Americas, New York, NY 10019. The share ownership reported by Royce & Associates, LLC is based on the most recently available public information obtained by the Company from the amended Schedule 13G filed with the SEC by Royce & Associates, LLC on July 09, 2009.

SUMMARY COMPENSATION TABLE

The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal year ended June 30, 2009 for (i) the Chief Executive Officer (“CEO”) of the Company, and (ii) each of the other six executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $75,000 (collectively, including the CEO, the “Named Executive Officers”).

							Change in
							Pension Value &
						Non-Equity	Nonqualified
Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Incentive Plan Compensation ($)	Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John C. Koss (2)	2009	150,000	0	0	0	82,795	0	34,447	267,242
Chairman of the Board	2008	150,000	0	0	0	213,433	0	37,612	401,045

Michael J. Koss (3)	2009	295,000	0	0	0	115,913	0	39,594	450,507
Chief Executive Officer	2008	280,500	0	0	192,995	298,807	0	59,251	831,553

John Koss, Jr. (4)	2009	200,000	0	0	0	0	0	35,122	235,122
Vice President – Sales	2008	190,000	0	0	96,499	46,555	0	39,912	372,966

Sujata Sachdeva (5)	2009	145,000	0	0	0	11,851	0	16,883	173,734
Vice President – Finance	2008	137,000	0	0	18,160	28,717	0	22,585	206,462

Declan Hanley (6)	2009	131,346	0	0	0	264,581	0	30,746	426,673
Vice President-International	2008	110,114	0	0	18,160	286,345	0	32,722	447,341
Sales

Lenore Lillie (7)	2009	140,000	0	0	0	11,442	0	22,115	173,557
Vice President –Operations	2008	130,000	0	0	18,160	27,250	0	23,994	199,404

Cheryl Mike (8)	2009	95,000	0	0	0	7,764	0	15,060	117,824
Vice President – Human	2008	90,000	0	0	18,160	18,865	0	28,513	155,538
Resources & Cust. Service

(1)

For each of the stock option grants, the value shown is what is also included in the company’s financial statements per FAS123(R). See the Company’s Report on Form 10-K for the year ended June 30, 2009 for a complete description of the FAS123(R) valuation. The actual number of awards granted is shown in the “Grants of Plan Based Awards” table included in this filing.

(2)

Mr. John C. Koss, Sr. received $7,000 in 2009, and 2008, in Company matching contributions under the Company’s 401K Plan. Mr. Koss also received Company contributions to the KESOT for the accounts of John C. Koss in the amount of $2,380 in 2009, and $7,145 in 2008. Car leases were paid by the Company for John C. Koss in the amount of $21,360 in 2009, and $19,758 in 2008, and premiums paid by the Company for life insurance in the amount $3,708 in 2009, and $3,708 in 2008.

(3)

Mr. Michael J. Koss received $13,000 in 2009, and $24,359 in 2008 in Company matching contributions under the Company’s 401K Plan. Mr. Koss also received Company contributions to the KESOT for the accounts of Michael J. Koss in the amount of $2,380 in 2009, and $7,145 in 2008. Car leases were paid by the Company for Michael J. Koss in the amount of $23,800 in 2009, and $25,124 in 2008, and premiums paid by the Company for life insurance in the amount $414 in 2009, and $2,623 in 2008.

(4)

Mr. John Koss, Jr. received $21,050 in 2009, and $19,875 in 2008 in Company matching contributions under the Company’s 401K Plan. Mr. Koss also received Company contributions to the KESOT for the accounts of John Koss, Jr. in the amount of $2,380 in 2009, and $7,145 in 2008. Car leases were paid by the Company for John Koss, Jr. in the amount of $11,278 in 2009, and $11,684 in 2008, and premiums paid by the Company for life insurance in the amount $414 in 2009, and $1,208 in 2008.

(5)

Ms. Sujata Sachdeva received $14,936 in 2009, and $17,160 in 2008 in Company matching contributions under the Company’s 401K Plan. Ms. Sachdeva also received Company contributions to the KESOT for the accounts of Sujata Sachdeva in the amount of $1,677 in 2009, and $5,245 in 2008. Premiums paid by the Company for life insurance in the amount of $270 in 2009 and $180 in 2008.

(6)

Mr. Declan Hanley received $5,000 in 2009, and 2008 in Company contributions under the Company’s 401K Plan. Car leases were paid by the Company for Declan Hanley in the amount of $25,746 in 2009, and $27,722 in 2008.

(7)

Ms. Lenore Lillie received $20,085 in 2009, and $17,230 in 2008 in Company matching contributions under the Company’s 401K Plan. Ms. Lillie also received Company contributions to the KESOT for the accounts of Lenore Lillie in the amount of $1,616 in 2009, and $6,530 in 2008. Premiums paid by the Company for life insurance in the amount $414 in 2009, and $234 in 2008.

(8)

Ms. Cheryl Mike received $13,495 in 2009, and $27,769 in 2008 in Company matching contributions under the Company’s 401K Plan. Ms. Mike also received Company contributions to the KESOT for the accounts of Cheryl Mike in the amount of $1,100 in 2009, and $383 in 2008. Premiums paid by the Company for life insurance in the amount $464 in 2009, and $361 in 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information on outstanding option and stock awards held by the Named Executive Officers at June 30, 2009, including the number of shares underlying both exercisable and un-exercisable portions of each stock option as well as the exercise price and the expiration date of each outstanding options

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John C. Koss	0	0	0	N/A	N/A	0	0	0	0
Michael J. Koss	20,000	0	0	$19.12	07/20/10	0	0	0	0
	30,000	10,000	0	$28.80	05/08/11	0	0	0	0
	20,000	20,000	0	$21.42	05/09/12	0	0	0	0
	15,000	45,000	0	$17.06	05/05/13	0	0	0	0
John Koss, Jr.	15,000	0	0	$19.12	07/20/10	0	0	0	0
	15,000	5,000	0	$28.80	05/08/11	0	0	0	0
	10,000	10,000	0	$21.42	05/09/12	0	0	0	0
	7,500	22,500	0	$17.06	05/08/13	0	0	0	0
Sujata Sachdeva	5,000	0	0	$15.75	04/30/13	0	0	0	0
	12,000		0	$22.01	04/28/14	0	0	0	0
	4,000	1,000	0	$17.38	07/20/15	0	0	0	0
	3,000	2,000	0	$26.18	05/08/16	0	0	0	0
	2,000	3,000	0	$19.47	05/09/17	0	0	0	0
	1,000	4,000	0	$15.51	05/08/18	0	0	0	0
Declan Hanley	10,000	0	0	$16.755	04/25/11	0	0	0	0
	10,000	0	0	$16.80	04/24/12	0	0	0	0
	10,000	0	0	$15.75	04/30/13	0	0	0	0
	20,000	0	0	$22.01	04/25/14	0	0	0	0
	4,000	1,000	0	$17.38	07/20/15	0	0	0	0
	3,000	2,000	0	$26.18	05/08/16	0	0	0	0
	2,000	3,000	0	$19.47	05/09/17	0	0	0	0
	1,000	4,000	0	$15.51	05/08/18	0	0	0	0
Lenore Lillie	1,654	0	0	$15.75	04/30/13	0	0	0	0
	20,000	0	0	$22.01	04/28/14	0	0	0	0
	4,000	1,000	0	$17.38	07/20/15	0	0	0	0
	3,000	2,000	0	$26.18	05/08/16	0	0	0	0
	2,000	3,000	0	$19.47	05/09/17	0	0	0	0
	1,000	4,000	0	$15.51	05/08/18	0	0	0	0
Cheryl Mike	20,000	0	0	$22.01	04/28/14	0	0	0	0
	2,000	1,000	0	$17.38	07/20/15	0	0	0	0
	3,000	2,000	0	$26.18	05/08/16	0	0	0	0
	2,000	3,000	0	$19.47	05/09/17	0	0	0	0
	1,000	4,000	0	$15.51	05/08/18	0	0	0	0

(1) All options for the Named Executive Officers, which include Sujata Sachdeva, Declan Hanley, Lenore Lillie, and Cheryl Mike, vest over a period of five (5) years with the first 20% vesting one year after the date of grant.  The options are exercisable for ten (10) years and expire on the date ten years from the date of grant.  All options for the Named Executive Officers, which include Michael J. Koss and John Koss, Jr., vest over a period of four (4) years with the first

25% vesting one year after the date of the grant.  The options are exercisable for five (5) years and expire on the date five years from the date of grant.

DIRECTOR COMPENSATION

The Company uses cash-based incentive compensation to attract and retain qualified candidates to serve on the Board.  In setting director compensation, the Company considers the significant amount of time that Directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board.

Cash Contributions Paid to Non-employee Board Members

Directors who are not also employees of the Company receive an annual retainer of $10,000, plus $2,000 per director for each board meeting attended, $1,000 per director for each committee meeting attended, $2,000 per year for the audit committee chair to review statements with the audit partner, and $1,000 per year for other committee chairs for service for each remaining committee.

Stock Option Program

There are no stock option programs in place for non-employee members of our Board.

DIRECTOR COMPENSATION TABLE

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John C. Koss (1)	2009	0	0	0	0	0	0	0
Thomas L. Doerr	2009	24,000	0	0	0	0	0	24,000
Michael J. Koss (2)	2009	0	0	0	0	0	0	0
Lawrence S. Mattson	2009	23,000	0	0	0	0	0	23,000
Theodore H. Nixon	2009	21,000	0	0	0	0	0	21,000
John J. Stollenwerk	2009	23,000	0	0	0	0	0	23,000

(1)           John C. Koss did not receive additional compensation for his service as a member of our Board.

(2)           Michael J. Koss did not receive additional compensation for his service as a member of our Board.

AUDIT COMMITTEE REPORT

THE REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934 (TOGETHER, THE “ACTS”), EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of four non-employee directors.  The members of the Committee are Mr. Doerr, Mr. Mattson, Mr. Nixon, and Mr. Stollenwerk.  Each member of the Audit Committee is “independent” as defined in Nasdaq Marketplace Rule 4200. The Audit Committee held three meetings during the fiscal year ended June 30, 2009.

The responsibilities of the Audit Committee are set forth in its Charter, which is reviewed and amended periodically, as appropriate.  Generally, the Audit Committee reviews and monitors the Company’s financial reporting process on behalf of the Board of Directors.  The Audit Committee operates under a written charter adopted by the Board of Directors.  In fulfilling its responsibilities, the Audit Committee, among other things, monitors the integrity of the financial reporting process, systems of internal controls, and financial statements and reports of the Company; appoints, compensates, retains, and oversees the Company’s independent auditors, including reviewing the qualifications, performance and independence of the independent auditors; reviews and pre-approves all audit, attest and review services and permitted non-audit services; oversees the audit work performed by the Company’s internal accounting staff; and oversees the Company’s compliance with legal and regulatory requirements.  The Audit Committee meets twice a year with the Company’s independent accountants to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Specifically, the Audit Committee has:

(i)    reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 30, 2009 with the Company’s management;

(ii)   discussed with Grant Thornton LLP (“Grant Thornton”), the Company’s independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards);

(iii)  received the written disclosures and the letter from Grant Thornton, the Company’s independent accountants, required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees);

(iv)  discussed with Grant Thornton, the Company’s independent accountants, the independent accountants’ independence; and

(v)   recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 for filing with the SEC.

AUDIT COMMITTEE

Thomas L. Doerr

Lawrence S. Mattson

Theodore H. Nixon

John J. Stollenwerk

Related Transactions

Building Lease.  The Company leases its main plant and offices in Milwaukee, Wisconsin from its Chairman, John C. Koss.  On August 15, 2007, the lease was renewed for a period of five years, and is being accounted for as an operating lease.  The lease extension maintained the rent at a fixed rate of $380,000 per year.  At anytime during this period the Company has the option to renew the lease for an additional five years for the period commencing July 1, 2013 and ending June 30, 2018 under the same terms and conditions.  The Company believes that the lease is on terms no less favorable to the Company than those that could be obtained from an independent party.  The Company is responsible for all property maintenance, insurance, taxes and other normal expenses related to ownership.

Stock Repurchases. The Company has previously announced its intention to repurchase shares of Common Stock in the open market or in private transactions as such shares become available from time to time, because the Company believes that its stock is undervalued in the current market and that such repurchases enhance the value to stockholders.  Consistent with this policy, the Company repurchased 3,998 shares during the fiscal year ended June 30, 2009.  The Company believes that purchases of Common Stock enhance stockholder value and will continue from time to time to engage in such transactions either on the open market or in private transactions.

The Company has an agreement with its Chairman to, at the request of the executor of his estate, repurchase Company common stock from his estate in the event of his death.  The repurchase price is 95% of the fair market value of the common stock on the date that notice to repurchase is provided to the Company. The total number of shares to be repurchased shall be sufficient to provide proceeds which are the lesser of $2,500,000 or the amount of estate taxes and administrative expenses incurred by his estate.  The Company may elect to pay the purchase price in cash or may elect to pay cash equal to 25% of the total amount due and to execute a promissory note at the prime rate of interest for the balance payable over four years.  The Company maintains a $1,150,000 life insurance policy to fund a substantial portion of this obligation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC and with The Nasdaq Stock Market reports of ownership and changes in ownership of Common Stock and other equity securities of the Company.  Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of such reports furnished to the Company or representations that no other reports were required, the Company believes that, during the 2009 fiscal year, all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with.

PROPOSAL 2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The firm of Grant Thornton has acted as our independent accountants to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending June 30, 2009.  Grant Thornton has served the Company as its independent accountants and independent auditors since March 16, 2004.  Representatives of Grant Thornton are expected to be present at the Meeting, and will have the opportunity to make a statement if they desire to do so.  The Grant Thornton representatives are expected to be available to respond to appropriate questions at the Meeting.

Although this appointment of Grant Thornton as independent accountants is not required to be submitted to a vote by stockholders, the Board believes it appropriate, as a matter of policy, to request that the stockholders ratify the appointment.  If stockholder ratification (by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting) is not received, the Audit Committee of the Board will reconsider the appointment.  Even if the selection of Grant Thornton is ratified, the Audit Committee of the Board may, in its discretion, appoint a different firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of the Company and its stockholders.  Unless otherwise directed, the proxy will be voted in favor of the ratification of such appointment.

Fees and Services

The following table represents fees for professional services rendered to the Company by Grant Thornton and PriceWaterhouseCoopers (“PWC”), for the fiscal years ended June 30, 2009 and 2008 respectively:

	Fiscal Year Ended
	June 30, 2009		June 30, 2008

Audit Fees	$134,000	(1)	$63,648	(6)
Audit-Related Fees	$17,295	(2)	$7,800	(7)
Tax Fees	$66,080	(3)	$102,505	(8)
All Other Fees	$30,700	(4)	$15,980	(9)
Total	$248,075	(5)	$189,933	(10)

(1)           This entire amount was attributable to Grant Thornton.

(2)           This entire amount was attributable to Grant Thornton.

(3)           This entire amount was attributable to PWC.

(4)           This entire amount was attributable to PWC.

(5)           Of this amount $151,295 was attributable to Grant Thornton and $96,780 was attributable to PWC.

(6)           This entire amount was attributable to Grant Thornton.

(7)           This entire amount was attributable to Grant Thornton.

(8)           This entire amount was attributable to PWC.

(9)           This entire amount was attributable to PWC.

(10)         Of this amount $71,448 was attributable to Grant Thornton and $118,485 was attributable to PWC.

Audit Fees.  For the fiscal years ended June 30, 2009 and 2008. the “Audit Fees” reported above were billed by Grant Thornton and PWC for professional services rendered for the audit of the Company’s annual financial statements and the review of financial statements included in the Company’s quarterly 10-Q filings, and for services normally provided by Grant Thornton and PWC in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  For the fiscal years ended June 30, 2009 and 2008, the “Audit-Related Fees” reported above were billed by Grant Thornton and PWC for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements, but which were not reported as Audit Fees.

Tax Fees.  For the fiscal years ended June 30, 2009 and 2008, the “Tax Fees” reported above were billed by PWC for professional services rendered for tax compliance, tax advice, and tax planning.

All Other Fees.  For the fiscal years ended June 30, 2009 and 2008, the “All Other Fees” reported above were billed by Grant Thornton and PWC for professional services rendered for assistance not related to Audit Fees, Audit-Related Fees or Tax Fees.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has a policy requiring the pre-approval of all audit and permissible non-audit services provided by the Company’s independent auditors.  Under the policy, the Audit Committee is to specifically pre-approve before the filing of the Form 10-K Annual Report for the previous fiscal year any recurring audit and audit-related services to be provided during the following fiscal year.  The Audit Committee also may generally pre-approve, up to a specified maximum amount, any non-recurring audit and audit related services for the following fiscal year.  All pre-approved matters must be detailed as to the particular service or category of services to be provided, whether recurring or non-recurring, and reports to the Audit Committee at its next scheduled meeting.  Permissible non-audit services are to be pre-approved on a case-by-case basis.  The Audit Committee may delegate its pre-approval authority to any of its members, provided that such member reports all pre-approval decisions to the Audit Committee at its next scheduled meeting.  The

Company’s independent auditors and members of management are required to report periodically to the Audit Committee the extent of all services provided in accordance with the pre-approval policy, including the amount of fees attributable to such services.

In accordance with Section 10A of the Securities Exchange Act of 1934, as amended by Section 202 of the Sarbanes-Oxley Act of 2002, the Company is required to disclose the approval by the Audit Committee of the Board of non-audit services performed by the Company’s independent auditors.  Non-audit services are services other than those provided in connection with an audit review of the financial statements.  During the period covered by this filing, the Audit Committee approved all Audit-Related Fees, Tax Fees and All Other Fees, and the services rendered in connection with these fees, as reported in the table shown above.

The Company expects that the “Koss Family,” who own or beneficially own approximately 73.13% of the outstanding Common Stock, will vote “for” the ratification of Grant Thornton as independent accountants for the fiscal year ending June 30, 2010.

THE BOARD OF DIRECTORS RECOMMENDS THAT
STOCKHOLDERS VOTE “FOR” RATIFICATION OF
GRANT THORNTON AS INDEPENDENT
ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2010.

PROPOSAL 3.  TRANSACTION OF OTHER BUSINESS

The Board of Directors of the Company is not aware of any other matters that may come before the meeting.  If any other matters are properly presented to the meeting for action, it is the intention of the persons named as proxies in the enclosed form of proxy to vote such proxies in accordance with their best judgment on such matters.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

There are no stockholder proposals on the agenda for the Meeting.  In order to be eligible for inclusion in the Company’s proxy materials for its 2010 annual meeting, a stockholder proposal must be received by the Company no later than May 11, 2010 and must otherwise comply with the applicable rules of the SEC.  To avoid controversy over when a stockholder proposal is received, stockholder proposals should be sent by certified mail, return receipt requested, and should be addressed to the Secretary of the Company.

By Order of the Board of Directors

/s/ Sujata Sachdeva

Sujata Sachdeva, Secretary

Milwaukee, Wisconsin
September 4, 2009

PROXY

KOSS CORPORATION

4129 North Port Washington Avenue

Milwaukee, Wisconsin 53212

2009 ANNUAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John C. Koss and Thomas L. Doerr, or either of them, as Proxies, each with full power of substitution for himself, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Koss Corporation held as of the record date and which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on October 07, 2009 and any or all adjournments thereof, with like effect as if the undersigned were personally present and voting.

Properly executed proxies received by the Company will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this proxy will be voted FOR the election of all nominees listed for director and FOR Proposal 2.  If any other matters properly come before the meeting, this proxy will be voted in accordance with the best judgment of the Proxies appointed.  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

KOSS CORPORATION

October 07, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL

The Notice of Meeting, Proxy Statement, Proxy Card

are available at – www.koss.com

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.  ELECTION OF DIRECTORS

NOMINEES:

☐ John C. Koss

☐ Thomas L. Doerr

☐ Michael J. Koss

☐ Lawrence S. Mattson

☐ Theodore H. Nixon

☐ John J. Stollenwerk

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:  •

2.  PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT ACCOUNTANTS OF THE CORPORATION FOR THE FISCAL YEAR ENDING JUNE 30, 2010.

☐ FOR

☐ AGAINST

☐ ABSTAIN

3.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.